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                                                                EXHIBIT 10.17

                                                                  Execution Copy




                         EXECUTIVE EMPLOYMENT AGREEMENT


     EXECUTIVE EMPLOYMENT AGREEMENT, dated as of August 13, 1996 (this "Agreement"), by and among MS Acquisition, a Delaware corporation ("MS Acquisition"), Aetna Industries, Inc., a Delaware corporation (the "Company"; and together with MS Acquisition, the "Companies") and Harold A. Brown (the "Executive").

     WHEREAS, the Executive entered into certain agreements and arrangements as listed and described in Exhibit A hereto (the "Prior Agreements") with MS Acquisition and/or its direct or indirect subsidiaries;

     WHEREAS, the Companies and the Executive desire to terminate the Prior Agreements; and

     WHEREAS, the Companies desire to employ the Executive as Chief Financial Officer and Vice President Finance of each of MS Acquisition and the Company, and the Executive desires to be retained in such capacities, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Companies and the Executive agree as follows:

     1. Prior Agreements. The Executive represents and warrants to the Companies that the Prior Agreements are the only agreements between the Companies or any of their respective direct or indirect, current or former subsidiaries on the one hand, and the Executive and his Affiliates and Associates, on the other. The Companies and the Executive hereby terminate the Prior Agreements and the Executive hereby releases the Companies and its direct or indirect subsidiaries from all payments and other obligations thereunder, if any.

     2. Employment; Duties. The Companies shall employ the Executive as Chief Financial Officer and Vice President Finance for the "Employment Period" as defined in Section 3. The Executive, in his capacity as Chief Financial Officer and Vice President Finance, shall have such duties, responsibilities and authority normally incident to such offices, subject to the provisions of the Bylaws of each of the Companies. Subject to the foregoing, the precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, at the discretion of the Board of Directors of MS Acquisition (the "Board of Directors"). Further, MS Acquisition, as the sole stockholder of the parent corporation of the Company (Aetna Holdings, Inc., a Delaware corporation


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("Aetna Holdings")) agrees to make a lawful and reasonable effort to cause
Aetna Holdings to vote, on the date hereof, its shares of capital stock of the Company for the election of the Executive to the Company's Board of Directors; provided, however, neither the Companies nor their direct or indirect subsidiaries have any obligation hereunder or elsewhere after the date hereof to retain or elect the Executive as a member of the Board of Directors of either the Companies or their direct or indirect subsidiaries. During the Employment Period, the Executive shall render his business services solely in the performance of his duties hereunder. The Executive agrees that during the term of his employment hereunder, he shall devote his full working time, attention, knowledge and experience and give his best effort, skill and abilities, exclusively to promote the business and interests of the Companies and their respective direct and indirect subsidiaries. The Executive may not serve as an officer or director of, make investments in, or otherwise participate in, any other entity without the prior written consent of the Board of Directors; provided, that the foregoing shall not be deemed to prohibit the Executive from acquiring, directly or indirectly, solely as an investment, not more than two percent (2%) of any class of securities of any entity, other than MS Acquisition, that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including the regulations issued thereunder; and provided further, that so long as it does not interfere with the Executive's employment, the Executive may (a) serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations, and (b) manage personal and family investments.

     3. Employment Period. This Agreement shall have a term of three years, commencing as of the date hereof and ending on the third anniversary of the date hereof (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 8 or Section 9. On the expiration of the Initial Period and on each yearly anniversary thereof, this Agreement shall automatically renew for an additional one-year period (each such one-year period being referred to as a "Renewal Period"), unless sooner terminated in accordance with the provisions of Section 8 or Section 9, unless the Company or the Executive notifies the other in writing of its intention not to renew this Agreement not less than ninety (90) days prior to such expiration date or anniversary, as the case may be. The term of this Agreement, as in effect from time to time, is referred to herein as the "Employment Period".

     4. Compensation and Benefits.

        (a) Base Compensation. The Executive shall be paid an aggregate base salary (the "Base Salary") of $115,000 per annum, less statutory deductions and withholdings.  The Base Salary shall be payable in a manner consistent with
the normal payroll practices of the Company in effect from time to time.   The
Board of Directors, in its sole discretion, or at the recommendation of the Compensation Committee, may increase (but not decrease) the Base Salary, at any time.

        (b) Annual Bonus. In addition to the Base Salary, the Executive may be entitled to receive a discretionary annual bonus for each fiscal year of the Company that



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ends during the Employment Period of up to 60% of his annual Base Salary (the
"Bonus Award") based upon the achievement of annual Company and individual performance goals to be set by the Board of Directors. The Bonus Award shall be payable reasonably soon after the beginning of the Company's fiscal year, consistent with the past practice of the Company.

        (c) Benefits. The Executive shall also be entitled to participate in the employee benefit and group insurance programs provided by the Company for its officers and employees generally and in accordance with the terms of the applicable plan documents as they may be revised from time to time.

        (d) Fringe Benefits. The Executive shall also be entitled to such other benefits as are made available to executive officers of the Companies. Such benefits shall include: (i) the use of one (1) full size automobile, comparable to the automobile currently provided to him, which shall be selected by and leased or purchased by the Company or an automobile allowance covering one (1) automobile as determined by the Company, (ii) full family medical and dental coverage, (iii) twenty (20) business days of paid vacation,(iv) long-term disability insurance and (v) life insurance benefits. With respect to items (ii), (iv) and (v) above, such coverage shall be similar to and of like tenor with the coverage currently provided to the Executive.

     5. Trade Secrets. The Executive recognizes that it is in the legitimate business interest of the Companies to restrict his disclosure or use of Trade Secrets and Other Confidential Information relating to the Companies and their respective direct or indirect subsidiaries for any purpose other than in connection with his performance of his duties to the Companies, and to limit any potential appropriation of such Trade Secrets and Other Confidential Information by the Executive. The Executive therefore agrees that all Trade Secrets and Other Confidential Information relating to the Companies and their respective direct or indirect subsidiaries heretofore or in the future obtained by the Executive shall be considered confidential and the proprietary information of the Companies and their respective direct or indirect subsidiaries. During the Employment Period the Executive shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets or Other Confidential Information, other than as necessary to further the business objectives of the Company in accordance with the terms of his employment hereunder. Each of the terms "Trade Secrets" and "Other Confidential Information" include, by way of example and without limitation, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how", formulas, secret processes, drawings, works of authorship, machines, inventions, computer programs (including documentation of such programs), services, materials, patent applications, new product plans, other plans, technical information, technical improvements, manufacturing techniques, specifications, manufacturing and test data, progress reports and research projects, and matters of a business nature, such as business plans, prospects, financial information, proprietary information about costs, profits, markets, sales, lists of customers and suppliers of the Companies and their respective direct or indirect subsidiaries, procurement and promotional information, credit and financial data concerning


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customers or suppliers of the Companies and their respective direct or indirect subsidiaries, information relating to the management, operation and planning of the Companies and their respective direct and indirect subsidiaries, and other information of a similar nature and plans for future development; provided, however, the terms "Trade Secrets" and "Other Confidential Information" do not include information which is or becomes generally available to the public.
After termination of the Executive's employment with the Companies for any reason, the Executive shall not use or disclose Trade Secrets or Other Confidential Information.

     6. Return of Documents and Property. Upon the termination of the Executive's employment with the Companies, or at any time upon the request of the Companies, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets or Other Confidential Information relating to the business and affairs of the Companies and their respective direct and indirect subsidiaries, and (b) all documents, materials and other property (including, without limitation, computer files) belonging to the Companies or their respective direct or indirect subsidiaries, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     7. Discoveries and Work. All Discoveries and Works made or conceived by the Executive during his employment by the Companies, whether during the Employment Period or at any time prior thereto, jointly or with others, that relate to the present or anticipated activities of the Companies or their respective direct or indirect subsidiaries, or are used or usable by the Companies or their respective direct or indirect subsidiaries shall be owned by the Companies or their respective direct or indirect subsidiaries. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and Other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Companies, as the case may be, to evidence or better assure title to Discoveries and Works in the Companies or their respective direct or indirect subsidiaries, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Companies or their respective direct or indirect subsidiaries, (c) assist the Companies or their respective direct or indirect subsidiaries in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Companies or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Companies or their respective direct or indirect subsidiaries and to protect the title of the Companies or their respective direct or indirect subsidiaries thereto, including but not limited



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to assignments of such patents and other rights.  Any Discoveries and Works which, within six months after the termination of the Executive's employment with the Companies, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or developed by the Companies or their respective direct or indirect subsidiaries at the time of such termination shall, as between the Executive and, the Companies, be presumed to have been made during the Executive's employment by the Companies. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C.
Section 101.

     8. Termination.

        (a) The Companies or the Executive may terminate this Agreement, with or without cause, with or without prior notice. Except as provided in Sections 8(b) and 19, in the event the Companies or the Executive terminates this Agreement, the Executive's rights and the obligations of the Companies hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary, any Bonus Award and all other compensation or benefits provided for in this Agreement.

        (b) In the event the Companies terminate this Agreement without "cause" or in the event that the Executive terminates this Agreement upon notice for "Good Reason", the Executive shall be entitled to continue to receive payments of his Base Salary and the benefits described in Section 4(d)(ii) and 4(d)(v) hereof for the balance of the then existing Employment Period, payable or in the case of benefits, provided, at such times and in such amounts as if this Agreement were not terminated, provided, however, that if such termination occurs during the Initial Term, or on account of the Company's action pursuant to Section 3 which prevents the automatic renewal of the Agreement upon (and only upon) expiration of the Initial Term, then the period during which the Executive shall be entitled to continue to receive payments of his Base Salary and the benefits described in Section 4(d)(ii) and 4(d)(v) hereof shall be no less than twelve (12) months from the date of termination and in the case of a termination during the Initial Term, the Bonus Award, if any (as determined in accordance with Section 4(b) hereof), shall be prorated for the number of days the Executive was employed during the fiscal year in which the termination occurs. All other compensation and benefits provided for in Section 4 of this Agreement shall cease upon such termination.

     For purposes of this Agreement, "cause" shall mean (i) the willful failure of the Executive to follow the lawful directions of the Board of Directors or the President and Chief Executive Officer (other than any such failure in any material respect resulting from his incapacity due to physical or mental illness or disability which is subject to the provisions of Section 9), (ii) any act of fraud or dishonesty, misappropriation or embezzlement, wilful misconduct or gross negligence in connection with the performance of the Executive's duties hereunder, (iii) a breach by the Executive of any material provision hereof or of any contractual or legal duty to the Companies (including, but not limited to, the unauthorized


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disclosure of Trade Secrets or Other Confidential Information, non-compliance with the written policies, guidelines and procedures of the Companies), after written notice thereof from the Board of Directors and a 30-day opportunity to cure in the event that such breach was not wilful, (iv) the conviction of the Executive of the commission of a crime or offense involving moral turpitude (including pleading guilty or no contest to such a crime or offense or a lesser charge which results from plea bargaining), whether or not committed in connection with the business of the Companies, (v) alcohol or substance abuse or (vi) breach by the Executive of the provisions of the Stockholders Agreement.

     For purposes of this Agreement, "Good Reason" shall mean (i) the Companies change the Executive's status, title or position as an officer of each of the Companies and such change represents a material reduction in such status, title or position conferred hereunder, and/or (ii) the Companies materially breached this Agreement, and such change or breach is not cured by the Companies within thirty (30) days from the date the Executive delivers a Notice of Termination for Good Reason. Such "Notice of Termination for Good Reason" shall include the specific section of this Agreement which was relied upon and the reason that the Companies act or failure to act has given rise to his termination for Good Reason.

        (c) In the event the Companies terminate this Agreement for cause or the Executive terminates this Agreement (other than for Good Reason), the Executive's rights hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary, any Bonus Award and all other compensation or benefits provided for in this Agreement.

        (d) Notwithstanding anything to the contrary set forth herein, upon 24 hours' written notice to the Executive, the Companies may relieve the Executive of all his duties and responsibilities hereunder and may relieve the Executive of authority to act on behalf of, or legally bind, the Companies, provided that any such action by the Companies shall be without prejudice to the Executive's right to the compensation and benefits provided under this Agreement or the Executive's right to terminate his employment and receive the compensation and benefits following his termination of employment as otherwise provided under this Agreement.

        (e) As a condition to his entitlement, if any, to Base Salary and all other compensation and benefits provided for hereunder upon termination, the Executive shall have executed and delivered to the Companies a release in the form attached hereto as Exhibit B (the "Release"), as such Release may be modified by the Companies from time to time in good faith, and such Release shall have become irrevocable.

     9. Disability; Death.

        (a) If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall be unable to perform his duties by reason


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of mental or physical disability for at least ninety (90) consecutive days or any ninety (90) days (whether or not consecutive) in any two hundred and fifty
(250) consecutive day period, the Companies shall have the right to terminate this Agreement and the remainder of the Employment Period by giving written notice to the Executive to that effect. Immediately upon the giving of such notice, the Employment Period shall terminate.

         (b) Upon termination of this Agreement pursuant to Section 9(a), the Executive shall be paid his Base Salary for the month in which notice is given. In the event of a dispute as to whether the Executive is disabled within the meaning of Section 9(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Companies. If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall die, the Executive's estate shall be paid his Base Salary through the end of the month in which the Executive's death has occurred, at which time the Employment Period shall terminate without further notice and the Companies shall have no further obligations hereunder.

     10. No Conflicts. The Executive represents to the Companies that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware.

     11. Mitigation; Offset.

         (a) Upon termination by the Companies without cause or voluntarily by the Executive for Good Reason pursuant to Section 8(b) hereof, the Executive shall have an obligation to the Companies to mitigate damages by actively seeking other employment of comparable position and salary in compliance with Section 12. At the Executive's option, the Executive may select a reputable and established outplacement service firm and the Companies shall continue to engage such reputable and established outplacement firm until the earlier of (i) the total cost to the Companies for such outplacement services reaches a total of $10,000, (ii) the date the Executive accepts new employment and (iii) the date the Executive is no longer entitled to any payments under this Agreement.

         (b) If the Executive accepts other employment (i) all of the Executive's rights to benefits under Sections 4(b) and (d) hereof shall cease, and (ii) all compensation payable to the Executive from services as an officer, consultant or employee of any other business after the termination of the Executive's employment hereunder with respect to the balance of the Employment Period, whether paid during or after such period,


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shall be offset against and reduce any payments (but not below zero) required to be paid to the Executive under this Agreement.

     12.  Non-competition.   From and after the date hereof, the Executive will
not, except pursuant to the terms hereof, directly or indirectly, own, manage, operate, join, finance, control or participate in the ownership, management, operation or control of, or be employed or be otherwise connected in any manner with, any business under a name similar to the name of either the Companies or any direct or indirect subsidiary thereof. Prior to the termination of the Executive's employment hereunder and for a twelve (12) month period after any such termination or expiration of this Agreement; provided the Companies are not in material default with respect to their obligations hereunder; and provided, further, the Executive has delivered notice of such default and has given the Companies fourteen (14) days to cure such default, the Executive will not (except as an officer, director, employee, agent or consultant of the Company) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with (i) any business or enterprise engaged (wherever located) in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which the Companies or their direct or indirect subsidiaries were designing, developing, manufacturing, distributing, selling or providing at any time up to and including the date of termination of this Agreement or (ii) any business which is similar to or competitive with the business carried on or planned by the Company or its direct or indirect subsidiaries at any time during the period of the Executive's employment by the Company, whether during or prior to the Employment Period, unless the Executive shall have obtained the prior written consent of the Board of Directors, provided that the foregoing restriction shall not be construed to prohibit the ownership by the Executive of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, having a class of securities registered pursuant to the Securities Exchange Act of 1934, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, provided, further, that such ownership represents a passive investment and that neither the Executive nor any group of persons including the Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

     13. Non-Solicitation. Prior to the termination of the Executive's employment hereunder and for a twelve (12) month period after any such termination or expiration of this Agreement; provided the Companies are not in material default with respect to their obligations hereunder; and provided, further, the Executive has delivered notice of such default and has given the Companies fourteen (14) days to cure such default, the Executive agrees, directly or indirectly, whether for his own account or for the account of any other individual or entity, not to solicit or canvas the trade, business or patronage of, or sell



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any products or services which are the same as or similar to those designed, developed, manufactured, distributed or sold by the Companies or their respective direct or indirect subsidiaries to, any individuals or entities that were either customers of the Companies or any of their respective direct or indirect subsidiaries during the time the Executive was employed by the Companies, whether during or prior to the Employment Period, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Companies or any of their respective direct or indirect subsidiaries during the twelve months preceding the date of termination or expiration, as the case may be. The Executive further agrees that prior to the termination of the Executive's employment hereunder and for a period of two years thereafter, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Companies or any of their respective direct or indirect subsidiaries at any time during the time the Executive was employed by the Companies, whether during or prior to the Employment Period, to terminate his or her employment relationship with the Companies or any of their respective direct or indirect subsidiaries or to become employed by the Executive or any individual or entity by which Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Companies or any of their respective direct or indirect subsidiaries.

     14. Enforcement. (a) The Executive agrees that the remedies at law for any breach or threat of breach by him of any of the provisions of Sections 5, 6, 7, 12 and 13 hereof will be inadequate, and that, in addition to any other remedy to which the Companies may be entitled at law or in equity, the Companies shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of Sections 5, 6, 7, 12 and 13 hereof and to enforce specifically the terms and provisions thereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Companies from pursuing, in addition, any other remedies available to the Companies for such breach or threatened breach. A waiver by the Companies of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

     (b) It is expressly understood and agreed that although the Companies and the Executive consider the restrictions contained in Sections 5, 6, 7, 12 and 13 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in such Sections 5, 6, 7, 12 and 13 is an unenforceable restriction on the Executive's activities, the provisions of such Sections 5, 6, 7, 12 and 13 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Sections 5, 6, 7, 12 or 13 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it


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enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of Sections 5, 6, 7, 12 and 13 shall in no respect limit or otherwise affect the Executive's obligations under other agreements with either of the Companies.

     15. Assignment. The rights and obligations of the parties under this Agreement shall not be assignable by either of the Companies or the Executive, provided that this Agreement is assignable by either of the Companies to any Affiliate of the Companies, to any successor in interest to the business of the Company, or to a purchaser of all or substantially all of the assets of any of the Companies.

     16. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:

     Harold A. Brown
     4061 Water Wheel Lane
     Bloomfield Hills, MI 48302

and properly addressed to the Companies if addressed to:

     MS Acquisition Corp.
     c/o Aetna Industries, Inc.
     24331 Sherwood Avenue
     P.O. Box 3067
     Centerline, MI 48015-0067
     Attention:  Board of Directors
     Fax No. 810-759-2209

     with copies to:

     Citicorp Venture Capital, Ltd.
     399 Park Avenue - 14th Floor
     New York, NY 10043
     Attention:  Michael A. Delaney
     Fax No. 212-888-2940



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     and

     Morgan, Lewis & Bockius LLP
     101 Park Avenue
     New York, NY  10178
     Attention:  Philip Werner
     Fax No. 212-309-6273


     17. Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid, void or voidable or otherwise unenforceable, the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.

     18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     19. Effect of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement or the Executive's employment is validly terminated pursuant to Section 8 or Section 9 or expires by its terms, the provisions of Sections 5, 6, 7, 11, 12, 13, 14, and 17 shall continue in full force and effect.

     20. Miscellaneous; Choice of Law. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     21.  Consent to Jurisdiction and Service of Process.

     EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF EITHER (X) ANY STATE COURT LOCATED WITHIN THE COUNTY OF OAKLAND, STATE OF MICHIGAN OR (Y) ANY FEDERAL COURT LOCATED IN THE EASTERN DISTRICT OF MICHIGAN (SOUTHERN DIVISION), AND IRREVOCABLY AGREES THAT ANY AND ALL ACTIONS OR



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PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE LITIGATED
ONLY IN SUCH COURTS. EACH SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND, SUBJECT TO ANY AVAILABLE APPEALS, BY ANY JUDGMENT, DECISION OR ORDER RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING BEFORE THE AFOREMENTIONED COURTS BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY (INCLUDING ANY COPIES REQUIRED TO BE SENT TO OTHER PERSONS UNDER SECTION 16 HEREOF) AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING.


                   [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                         MS ACQUISITION CORP.

                                         /s/ David Y. Howe
                                         ----------------------------------
                                         By:  David Y. Howe
                                         Its: Assistant Secretary


                                         AETNA INDUSTRIES, INC.


                                         /s/ David Y. Howe
                                         ----------------------------------
                                         By:  David Y. Howe
                                         Its: Assistant Secretary


                                         /s/ Harold A. Brown
                                         ----------------------------------

                                         HAROLD A. BROWN

                                                                     EXHIBIT A


                                Prior Agreements

           [Describe prior compensation arrangement with the Company]

                                                                     EXHIBIT B

                                Form of Release

     I, ______________________, hereby release and discharge ________________
(the "Company"); its present and former subsidiaries and affiliates; the Company's, any such subsidiaries' and any such affiliates' present and former partners, officers, directors, stockholders, employees, representatives and agents; and the successors and assigns of each of the foregoing persons and entities (collectively, the "Released Persons"), from any and all actions, causes of action, suits, debts, dues, sums of money, including, without limitation, any compensation owed or potentially owed, any accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever (including, without limitation, under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq. ("ADEA"), or the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq.), known or unknown, fixed, conditional or contingent, in law or in equity, which I and my respective heirs, executors, administrators, legal representatives, successors and assigns ever had, now have or hereafter can, shall or may have against the Released Persons, individually or collectively, derivatively or otherwise, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof.

     The Company has advised me to consult with an attorney of my choosing prior to executing this Release regarding this Release and I hereby represent to the Company that I have in fact consulted with such an attorney prior to the execution of this Release with respect hereto. I acknowledge that I shall have up to twenty-one days prior to the execution of this Release to consider the waiver of my rights under ADEA pursuant to this Release, provided that once I have executed this Release, I shall have seven days from the date of execution to revoke my consent to the release of my rights under ADEA. If no such revocation occurs, my release of rights under ADEA pursuant to this Release shall become effective seven days from the date I execute this Release. I acknowledge that any revocation of consent pursuant to this Release must be in writing and must be hand-delivered or telecopied to _____________________________, counsel to the Company, at
________________________________________________, facsimile number ________, within such seven-day period.

     IN WITNESS WHEREOF, the undersigned has executed this Release as of _______ of ______________.



                                         ____________________________
                                         [Name]







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